UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

Southern National Bancorp of Virginia, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6830 Old Dominion Drive

McLean, Virginia 22101

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (434) 973-5242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 13, 2009, the Board of Directors of Southern National Bancorp of Virginia, Inc. (the “Company”) unanimously approved a resolution to amend Article IV, Section 4.2 of the Amended and Restated Bylaws of the Company, effective as of October 13, 2009, to expressly provide for a staggered board of directors divided into three classes, as set forth in Article 8.A. of the Articles of Incorporation, as amended, of the Company. Previously, Article IV, Section 4.2 of the Amended and Restated Bylaws of the Company provided for only one class of directors.

The foregoing summary of the amendment to the Amended and Restated Bylaws of the Company is not complete and is qualified in its entirety by reference to the complete text of such Amendment No. 1 to Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Amendment No. 1 to Amended and Restated Bylaws of Southern National Bancorp of Virginia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern National Bancorp of Virginia, Inc.
(Registrant)

Dated: October 14, 2009	By:	/S/ WILLIAM H. LAGOS
William H. Lagos
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amendment No. 1 to Amended and Restated Bylaws of Southern National Bancorp of Virginia, Inc.